UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported): May 12, 2004


                GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-D
                GEODYNE ENERGY INCOME LIMITED PARTNERSHIP III-E
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             (Exact name of Registrant as specified in its Charter)

                    III-D:  0-18936      III-D:  73-1357374
   Oklahoma         III-E:  0-19010      III-E:  73-1367188
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(State or other       (Commission       (I.R.S. Employer
jurisdiction of         File No.)        Identification No.)
incorporation)



                  Two West Second Street, Tulsa, Oklahoma 74103
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      [  ]  Written  communications  pursuant to Rule 425 under the Securities
            Act (17 CFR 230.425)
      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)
      [  ]  Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

      The Geodyne Energy Income Limited Partnership III-D and Geodyne Energy Income Limited Partnership III-E (collectively, the "Partnerships") own working interests in the Jay-Little Escambia Creek Field Unit ("Jay Field") located in Santa Rosa County, Florida. This property, consisting of several oil and gas producing wells, several nitrogen gas injection wells (to stimulate production), and a gas plant, is operated by ExxonMobil. The injection process leads to very high operating costs. As a result, changes in oil (in particular) and natural gas prices can significantly impact net cash flow and the estimated net present value of this property's proved reserves. Based on information received from the operator, in late 2001 through early 2003 this property experienced mechanical and operational difficulties primarily associated with the nitrogen injection system and gas plant operations. Also, the drilling of a directional well significantly exceeded the operator's original cost estimates. Recently, the operator notified the working interest owners that additional costs will be incurred in the future in order to plug several wells. As a result of these costs, cash flow from this property has been reduced and at times has been negative.

      For the reasons noted above, the General Partner determined that it was in the best interest of the limited partners of the Partnerships to sell their interest in the Jay Field. On May 12, 2004, the Partnerships' interest in the Jay Field was sold to independent third parties at a large public oil and gas auction for net proceeds of approximately $720,000, subject to standard closing requirements. These net proceeds, less any additional transaction costs, will be allocated approximately $88,000 and $632,000, respectively, to the III-D and III-E Partnerships and will be included in the August 15, 2004, cash distributions paid by the III-D and III-E Partnerships.

      The sale of the Jay Field will impact the continuing future operations of the Partnerships. It is anticipated that in the future these Partnerships will experience lower oil and gas sales, offset by lower lease operating costs and a reduction in future plugging (asset retirement) obligations.


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ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS


      (b) Proforma financial information.

      The  proforma  financial  information  that would be required  pursuant to
Article 11 of Regulation S-X shall be filed by amendment to this Form 8-K within 60 days of the filing of this Form 8-K.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GEODYNE ENERGY INCOME LIMITED
                                PARTNERSHIP III-D
                                GEODYNE ENERGY    INCOME LIMITED
                                PARTNERSHIP III-E

                                By:  GEODYNE RESOURCES, INC.
                                General Partner

                                   //s// Dennis R. Neill
                                -----------------------------
                                 Dennis R. Neill
                                 President

DATE: May 14, 2004

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